UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2020

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE
Preferred shares – Series A	NBR.PRA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 24, 2020 (the “Effective Date”), Nabors Industries, Inc. (“Nabors Delaware”) and Nabors Drilling Canada Limited (“Nabors Canada” and together with Nabors Delaware, the “Borrowers”), each a wholly-owned subsidiary of Nabors Industries Ltd. (the “Company” or the “Registrant”), along with certain other entities entered into Amendment No. 4 (the “Fourth Amendment”) to that certain Credit Agreement (the “Credit Agreement”), originally entered into on October 11, 2018, by and among the Borrowers, the Guarantors identified therein, HSBC Bank Canada, as the Canadian lender (the “Canadian Lender”), the issuing banks (the “Issuing Banks”) and the other lenders party thereto (the “U.S. Lenders” and, together with the Canadian Lender, the “Lenders”) and Citibank, N.A., as administrative agent solely for the U.S. Lenders.

A summary of certain changes to the Credit Agreement resulting from the Fourth Amendment include, without limitation, the following:

•	Provides the Lenders with a first lien security interest in certain drilling rigs located in the U.S. and Canada to secure the Obligations (as defined in the Credit Agreement) in an amount if not less than $545.8 million;
•	Replaces the existing covenant to maintain net funded debt at no greater than 5.5x EBITDA (as defined in the Fourth Amendment) with a new covenant to maintain Minimum Liquidity (as defined in the Fourth Amendment) of no less than $160.0 million at any time;
•	Increases the Guarantor Coverage Ratio (as defined in the Fourth Amendment) from 2.5x to 4.25x;
•	Reduces the general lien basket to the lesser of (i) $50.0 million and (ii) an amount equal to the difference of 10% of Consolidated Net Tangible Assets (as defined in the Credit Agreement), minus $545.8 million;
•	Permits the issuance of up to $500.0 million of unsecured notes ranking pari passu with respect to certain guarantees provided to Lendors under the Credit Agreement, but contractually subordinated to the guarantees of the Obligations in right of payment;
•	Reduces the general indebtedness basket to $90.0 million; and
•	Reduces the “anti-cash hoarding” threshold amount to $250.0 million.

The maturity date and commitments under the Credit Agreement remain unchanged, as does interest on borrowings under the Credit Agreement. The Borrowers paid the Lenders that approved the Fourth Amendment a fee equal to 0.25% of the total Commitments under the Credit Agreement as consideration for entering into to the Fourth Amendment on the Effective Date.

A copy of the Fourth Amendment is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference, and should be read in its entirety for a complete description of the provisions of the Fourth Amendment. The summary provided above is qualified in its entirety to the text of the Fourth Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to Credit Agreement, dated as of September 24, 2020, by and among Nabors Industries, Inc., as U.S. Borrower, Nabors Drilling Canada Limited, as Canadian Borrower, Nabors Industries Ltd., as Holdings, the other Guarantors from time to time party thereto, HSBC Bank Canada, as Canadian Lender, the Issuing Banks, the U.S. Lenders party thereto and Citibank, N.A., as Administrative Agent solely for the U.S. Lenders. [A portion of this exhibit has been redacted].
104	Cover page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: September 24, 2020	By:	/s/Mark D. Andrews
Mark D. Andrews
Corporate Secretary